Exhibit 99.1

April 6, 2010

FOR IMMEDIATE RELEASE

Enertopia Annouces Name and Symbol Change Complete

VANCOUVER, BC (April 6, 2010) — Enertopia Corporation ( the “Company” or “We”) has received notification from OTC Corporate Actions that the name and symbol change process has been processed.

Effective at the open of business on April 7, the new symbol will be ENRT and the Company name change to Enertopia Corporation will have taken effect. With the necessary filings already completed with the State of Nevada, the name change process is now complete and the old name of Golden Aria Corp will no longer be used.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia also offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.870.2219

Media Contact:

Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company